Exhibit 99.1
Align Technology Announces Second Quarter 2024 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

Total Invisalign® patients surpasses 18 million globally, including over 5 million teens and kids

•Q2'24 total revenues of $1,028.5 million, increased 3.1% sequentially, and increased 2.6% year-over-year, and Q2'24 diluted net income per share was $1.28, or $2.41 on a non-GAAP diluted basis
•Q2'24 total revenues were unfavorably impacted by foreign exchange of approximately $11.6 million or 1.1% sequentially and unfavorably impacted by approximately $18.1 million or 1.7% year-over-year(1)
•Q2'24 Imaging Systems and CAD/CAM Services revenues of $196.8 million, increased 9.2% sequentially, and increased 16.1% year-over-year
•Q2'24 Clear Aligner revenues of $831.7 million, increased 1.8% sequentially, and decreased 0.1% year-over-year
•Clear Aligner volume of 642.7 thousand cases increased 6.2% sequentially, and increased 3.2% year-over-year
•Q2'24 Clear Aligner volume for teens increased 8.8% sequentially, and increased 8.0% year-over-year to 216.7 thousand cases
•Q2'24 operating income of $147.0 million and operating margin of 14.3%, non-GAAP operating margin of 22.3%
•Q2'24 GAAP operating margin was unfavorably impacted by foreign exchange of approximately 0.6 points sequentially and unfavorably impacted by approximately 1.2 points year-over-year(1)

TEMPE, Ariz., July 24, 2024 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the second quarter ("Q2'24"). Q2'24 total revenues were $1,028.5 million, up 3.1% sequentially and up 2.6% year-over-year. Q2'24 total revenues were unfavorably impacted by foreign exchange of approximately $11.6 million or 1.1% sequentially and unfavorably impacted by approximately $18.1 million or 1.7% year-over-year.(1) Q2'24 Clear Aligner revenues were $831.7 million, up 1.8% sequentially and down 0.1% year-over-year. Q2'24 Clear Aligner revenues were unfavorably impacted by foreign exchange of approximately $9.5 million or 1.1% sequentially and unfavorably impacted by approximately $14.7 million or 1.7% year-over-year.(1) Q2'24 Clear Aligner volume was up 6.2% sequentially and up 3.2% year-over-year. Q2'24 Imaging Systems and CAD/CAM Services revenues were $196.8 million, up 9.2% sequentially and up 16.1% year-over-year. Q2'24 Imaging Systems and CAD/CAM Services revenues were unfavorably impacted by foreign exchange of approximately $2.1 million or 1.0% sequentially and unfavorably impacted by approximately $3.4 million or 1.7% year-over-year.(1)

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces Second Quarter 2024 Results
During the quarter ended June 30, 2024, we agreed, in principle, to settle legal matters for a total of $31.1 million, primarily related to the Misty Snow Antitrust Class Action. We expect to seek court or administrative approvals, as applicable, in the second half of fiscal year 2024. Settlement payments will be made in accordance with the terms and conditions set forth in the settlement agreements and/or court approvals.

Q2'24 operating income was $147.0 million resulting in an operating margin of 14.3%, down 1.2 points sequentially and down 2.9 points year-over-year. Q2'24 operating margin was unfavorably impacted by foreign exchange of approximately 0.6 points sequentially and unfavorably impacted by approximately 1.2 points year-over-year.(1) On a non-GAAP basis, Q2'24 operating income was $229.4 million resulting in an operating margin of 22.3%, up 2.5 points sequentially, and up 1.0-point year-over-year. Q2'24 net income was $96.6 million, or $1.28 per diluted share. On a non-GAAP basis, Q2'24 net income was $181.0 million, or $2.41 per diluted share.

Commenting on Align's Q2'24 results, Align Technology President and CEO Joe Hogan said, “Overall, I am pleased to report solid second quarter results. Total Q2’24 revenues of $1,028.5 million were up 3.1% sequentially and 2.6% year-over-year, reflecting growth in both Clear Aligner volumes and Imaging Systems and CAD/CAM Services revenues. Q2’24 total revenues were unfavorably impacted by foreign exchange of approximately $11.6 million or 1.1% sequentially and unfavorably impacted by approximately $18.1 million or 1.7% year-over-year. Q2'24 Clear Aligner ASPs were down sequentially and lower than anticipated in our second quarter outlook, due in part to greater impact of unfavorable foreign exchange across multiple currencies, especially the Japanese yen, Euro, and Brazilian real, as well as discounts, and product mix shift to lower ASP products including Invisalign® Palatal Expander. As a result, total Q2 revenues were slightly below the expected range for our Q2 quarterly revenues. Notwithstanding these factors, non-GAAP operating margin for the second quarter was 22.3%, up 2.5 points sequentially, and up 1.0-point year-over-year."

Continued Hogan, "For Clear Aligners, Q2’24 volumes increased 6.2% sequentially and 3.2% year-over-year, driven by growth from adult patients, and strong teen case starts across the regions, led by strength in the Asia Pacific, EEMA, and Latin America regions. For Q2’24, adult patient case starts were up 5.0% sequentially and 1.0% year-over-year – reflecting our highest number of adult shipments in 8 quarters – driven by strength in the GP channel, led by North American and APAC dentists. In the teen and growing kids’ segment, over 216 thousand teens and younger patients started treatment with Invisalign clear aligners during the second quarter, an increase of 8.8% sequentially and up 8.0% year-over-year, reflecting growth across regions, especially from Invisalign First™ in the EMEA and APAC regions. In Q2, the number of doctors submitting teen or younger patient case starts was up 8.0% year-over-year, led by continued strength from doctors treating young kids also known as “growing patients.” Our Q2 results also reflect a record number of doctors submitting cases, and record doctors shipped to for the quarter. For Imaging Systems and CAD/CAM Services, Q2’24 revenues increased 9.2% sequentially and 16.1% year-over-year reflecting continued adoption of our next-gen iTero™ Lumina scanner, which made up the majority of our equipment sales, iTero Lumina wand upgrades, and iTero™ Element scanner trade-ins, as well as increased iTero scanner leases."

Align Technology Announces Second Quarter 2024 Results

Financial Summary - Second Quarter Fiscal 2024

	Q2'24	Q1'24	Q2'23	Q/Q Change	Y/Y Change
Clear Aligner Shipments*	642,725	605,060	622,615	+6.2%	+3.2%
GAAP
Net Revenues	$1,028.5M	$997.4M	$1,002.2M	+3.1%	+2.6%
Clear Aligner	$831.7M	$817.3M	$832.7M	+1.8%	(0.1)%
Imaging Systems and CAD/CAM Services	$196.8M	$180.2M	$169.5M	+9.2%	+16.1%
Net Income	$96.6M	$105.0M	$111.8M	(8.1)%	(13.6)%
Diluted EPS	$1.28	$1.39	$1.46	($0.11)	($0.18)
Non-GAAP
Net Income	$181.0M	$161.4M	$170.4M	+12.1%	+6.2%
Diluted EPS	$2.41	$2.14	$2.22	+$0.27	+$0.19
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.
*Clear Aligner shipments include Doctor Subscription Program Touch-Up cases.

As of June 30, 2024, we had over $782.1 million in cash, cash equivalents, and short-term and long-term marketable securities compared to over $902.5 million as of March 31, 2024. As of June 30, 2024, we had $300.0 million available under a revolving line of credit.

During the quarter, we completed a $75.0 million equity investment in Heartland Dental, a multidisciplinary DSO with GP and Ortho practices across the U.S.

Q2'24 Announcement Highlights

•On June 3, 2024, Align announced the award of twelve research grants totaling $300,000 to universities worldwide under our fourteenth Annual Research Award Program. The funded research studies cover a wide range of topics including: maxillary molar distalization in adult aligner patients, comparing the oral microbiome between fixed orthodontic treatment and compared it to individuals undergoing orthodontic interventions utilizing removable clear aligners, evaluating early mixed dentition treatment, evaluating the effects of different interproximal reduction systems on enamel surfaces, comparing the smile esthetics including both objectives (smile arc, buccal corridor and incisor exposure), and evaluating the efficacy of different types of probiotics on biofilm formed around clear aligners.
•On May 22, 2024, Align announced that it appointed Emory Wright to executive vice president, direct fabrication manufacturing platform, transitioning his current responsibilities for global operations, including treatment planning, to focus on scaling Align’s next generation direct fabrication manufacturing platform, working in close collaboration with Srini Kaza, who was promoted to executive vice president, research and development. Dr. Mitra Derakhshan assumed responsibility for global treatment planning in the newly created role of executive vice president, chief clinical officer, global treatment planning and clinical services. And Jitse Marree, vice president, global aligner manufacturing will continue to lead global clear aligner manufacturing operations while assuming responsibility for Mr. Wright’s remaining global operations functions. The announcement also stated that Mr. Wright plans to retire in 2026.

Align Technology Announces Second Quarter 2024 Results
•On April 1, 2024, Align announced that the Invisalign® Palatal Expander System was included in the Australian Register of Therapeutic Goods and the New Zealand Web Assisted Notification of Devices Database, and is commercially available in both Australia and New Zealand. It is expected to be available in other APAC markets pending regulatory approvals starting in 2024.

Q2'24 Stock Repurchase

During Q2'24, we repurchased approximately 0.6 million shares of our common stock at an average price per share of $250.73 through $150.0 million of open market repurchases. As of June 30, 2024, $500.0 million remains available for repurchases of our common stock under the January 2023 Repurchase Program.

Fiscal 2024 Business Outlook

Turning to our outlook, assuming no circumstances occur beyond our control, we provide the following business outlook for Q3'24 and fiscal 2024:

Third quarter 2024 outlook:
For Q3’24, we are providing the following business outlook:
•We expect our Q3 worldwide revenues to be in the range of $980M to $1,000M
•We expect Clear Aligner volume to be down sequentially as a result of Q3 seasonality, and Clear Aligner ASPs to be down sequentially, primarily due to foreign exchange and product mix
•We also expect Systems and Services revenues to be down sequentially because of Q3 seasonality
•We expect our Q3’24 GAAP operating margin to be below Q3’23 GAAP operating margin and Q3’24 non-GAAP operating margin to be flat to Q3’23 non-GAAP operating margin

Full year 2024 outlook:
For fiscal 2024, we are providing the following business outlook:
•We expect fiscal 2024 total revenue growth to be up 4% to 6% year-over-year, due in part to lower Clear Aligner ASPs from continued unfavorable foreign exchange and product mix. In addition, our revised revenue outlook reflects our anticipated commercial launch of the iTero™ Lumina with restorative capabilities to occur in Q1’25, instead of 2024 as previously anticipated
•We expect fiscal 2024 GAAP operating margin to be slightly below 2023 GAAP operating margin and 2024 non-GAAP operating margin to be above the 2023 non-GAAP operating margin
•We expect investments in capital expenditures for fiscal 2024 to be approximately $100M. Capital expenditures primarily relate to building construction and improvements as well as manufacturing capacity in support of continued expansion

Align Technology Announces Second Quarter 2024 Results
Align Webcast and Conference Call

We will host a conference call today, July 24, 2024, at 4:30 p.m. ET, 1:30 p.m. PT, to review our second quarter 2024 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/uj2uqd8r/. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States, we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share.

These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of certain acquired intangibles, restructuring and other charges, acquisition-related costs, associated tax impacts and discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included herein and not to rely on any single financial

Align Technology Announces Second Quarter 2024 Results
measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 266 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 27 years, Align has helped doctors treat over 18.2 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding our ability to successfully control our business and operations and pursue our strategic growth drivers, our expectations regarding the release, availability, regulatory clearance, effectiveness and customer desire for new products and technologies, our expectations regarding the timing of settlements of litigation matters, our expectations for market opportunities, our expectations for Q3'24 worldwide revenues, Clear Aligner volumes, Clear Aligner ASP, Systems and Services revenues and GAAP and non-GAAP operating margin, and 2024 total revenues, Clear Aligner ASP, and GAAP and non-GAAP operating margin, as well as capital expenditures. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including inflation, fluctuations in currency exchange rates, rising interest rates, market volatility, weakness in general economic conditions and recessions and the impact of efforts by central banks and federal, state and local governments to combat inflation and recession;
•customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing macroeconomic conditions, levels of employment, salaries and wages, debt

Align Technology Announces Second Quarter 2024 Results
obligations, discretionary income, inflationary pressure, declining consumer confidence, and the military conflict in Ukraine and in the Middle East;
•variations in our geographic, channel and product mix, product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•competition from existing and new competitors;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the economic and geopolitical ramifications of the military conflict in the Middle East and Ukraine, including trade disruptions, tariffs, sanctions, or boycotts, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which could adversely impact our operations and assets;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctor customers within a quarter as well as an increased manufacturing costs per case; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.

Align Technology Announces Second Quarter 2024 Results
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on February 28, 2024 and our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which was filed with the SEC on May 3, 2024. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenues	$1,028,490	$1,002,173	$2,025,921	$1,945,320
Cost of net revenues	305,862	288,564	605,477	571,057
Gross profit	722,628	713,609	1,420,444	1,374,263
Operating expenses:
Selling, general and administrative	452,262	453,193	904,084	892,884
Research and development	92,193	88,485	184,052	175,932
Litigation settlement loss	31,127	—	31,127	—
Total operating expenses	575,582	541,678	1,119,263	1,068,816
Income from operations	147,046	171,931	301,181	305,447
Interest income and other income (expense), net:
Interest income	3,301	4,421	7,693	6,758
Other income (expense), net	(6,481)	(4,763)	(6,622)	(5,992)
Total interest income and other income (expense), net	(3,180)	(342)	1,071	766
Net income before provision for income taxes	143,866	171,589	302,252	306,213
Provision for income taxes	47,302	59,775	100,660	106,601
Net income	$96,564	$111,814	$201,592	$199,612

Net income per share:
Basic	$1.28	$1.46	$2.68	$2.60
Diluted	$1.28	$1.46	$2.68	$2.60
Shares used in computing net income per share:
Basic	75,184	76,524	75,180	76,722
Diluted	75,223	76,689	75,315	76,897

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
ASSETS

Current assets:
Cash and cash equivalents	$761,429	$937,438
Marketable securities, short-term	20,682	35,304
Accounts receivable, net	1,020,135	903,424
Inventories	259,492	296,902
Prepaid expenses and other current assets	350,634	273,550
Total current assets	2,412,372	2,446,618

Marketable securities, long-term	—	8,022
Property, plant and equipment, net	1,277,826	1,290,863
Operating lease right-of-use assets, net	122,174	117,999
Goodwill	454,493	419,530
Intangible assets, net	115,705	82,118
Deferred tax assets	1,577,856	1,590,045
Other assets	197,898	128,682

Total assets	$6,158,324	$6,083,877

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$105,792	$113,125
Accrued liabilities	555,458	525,780
Deferred revenues	1,378,867	1,427,706
Total current liabilities	2,040,117	2,066,611

Income tax payable	103,783	116,744
Operating lease liabilities	98,301	96,968
Other long-term liabilities	158,215	173,065
Total liabilities	2,400,416	2,453,388

Total stockholders’ equity	3,757,908	3,630,489

Total liabilities and stockholders’ equity	$6,158,324	$6,083,877

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$188,491	$451,672

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(192,077)	(178,314)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(163,275)	(259,892)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(9,196)	(3,523)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(176,057)	9,943
Cash, cash equivalents, and restricted cash at beginning of the period	938,519	942,355
Cash, cash equivalents, and restricted cash at end of the period	$762,462	$952,298

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Q1	Q2
	2023	2023	2023	2023	2024	2024
Number of Invisalign Trained Doctors Cases Were Shipped To	82,730	83,440	85,195	83,700	83,510	86,135

Invisalign Trained Doctor Utilization Rates*:
North America	9.5	9.8	9.6	9.1	9.5	9.9
North American Orthodontists	28.7	29.2	28.8	25.9	28.2	28.8
North American GP Dentists	4.9	5.2	4.9	5.0	4.9	5.3
International	6.2	6.6	6.1	6.5	6.3	6.7
Total Utilization Rates**	7.1	7.5	7.1	7.1	7.2	7.5

Clear Aligner Revenue Per Case Shipment***:	$1,335	$1,335	$1,320	$1,320	$1,350	$1,295

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates
*** Clear Aligner revenues / Case shipments
Note: During the third quarter of 2023, we began including Touch Up cases in Case revenues that were previously included in Non-Case revenues and have recast business metrics for the periods presented above accordingly.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1	Q2
	2023	2023	2023	2023	2023	2024	2024
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,807	$1,901	$1,974	$1,780	$7,462	$2,064	$2,582
SBC included in Operating Expenses	35,928	35,959	37,628	37,049	146,564	36,724	44,446
Total SBC	$37,735	$37,860	$39,602	$38,829	$154,026	$38,788	$47,028

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2024	March 31, 2024	Impact % of Revenue
GAAP net revenues	$1,028,490	$997,431
Constant currency impact (1)	11,598		1.1%
Constant currency net revenues (1)	$1,040,088

GAAP Clear Aligner net revenues	$831,738	$817,251
Clear Aligner constant currency impact (1)	9,547		1.1%
Clear Aligner constant currency net revenues (1)	$841,285

GAAP Imaging Systems and CAD/CAM Services net revenues	$196,752	$180,180
Imaging Systems and CAD/CAM Services constant currency impact (1)	2,051		1.0%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$198,803

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2024	2023	Impact % of Revenue
GAAP net revenues	$1,028,490	$1,002,173
Constant currency impact (1)	18,077		1.7%
Constant currency net revenues (1)	$1,046,567

GAAP Clear Aligner net revenues	$831,738	$832,674
Clear Aligner constant currency impact (1)	14,702		1.7%
Clear Aligner constant currency net revenues (1)	$846,440

GAAP Imaging Systems and CAD/CAM Services net revenues	$196,752	$169,499
Imaging Systems and CAD/CAM Services constant currency impact (1)	3,374		1.7%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$200,126

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2024 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2024	March 31, 2024
GAAP gross profit	$722,628	$697,816
Constant currency impact on net revenues	11,598
Constant currency gross profit	$734,227

	Three Months Ended
	June 30, 2024	March 31, 2024
GAAP gross margin	70.3%	70.0%
Gross margin constant currency impact (1)	0.3
Constant currency gross margin (1)	70.6%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2024	2023
GAAP gross profit	$722,628	$713,609
Constant currency impact on net revenues	18,077
Constant currency gross profit	$740,705

	Three Months Ended June 30,
	2024	2023
GAAP gross margin	70.3%	71.2%
Gross margin constant currency impact (1)	0.5
Constant currency gross margin (1)	70.8%

Note:
(1) We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.

(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	June 30, 2024	March 31, 2024
GAAP income from operations	$147,046	$154,135
Income from operations constant currency impact (1)	7,617
Constant currency income from operations (1)	$154,663

	Three Months Ended
	June 30, 2024	March 31, 2024
GAAP operating margin	14.3%	15.5%
Operating margin constant currency impact (2)	0.6
Constant currency operating margin (2)	14.9%

Year-over-year constant currency analysis:

	Three Months Ended June 30,
	2024	2023
GAAP income from operations	$147,046	$171,931
Income from operations constant currency impact (1)	14,924
Constant currency income from operations (1)	$161,970

	Three Months Ended June 30,
	2024	2023
GAAP operating margin	14.3%	17.2%
Operating margin constant currency impact (2)	1.2
Constant currency operating margin (2)	15.5%

Notes:
(1) We define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP net revenues and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.

(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.

(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$722,628	$713,609	$1,420,444	$1,374,263
Stock-based compensation	2,582	1,901	4,646	3,708
Amortization of intangibles (1)	3,678	2,810	7,402	5,584
Restructuring charges (2)	—	—	—	(8)
Non-GAAP gross profit	$728,888	$718,320	$1,432,492	$1,383,547

GAAP gross margin	70.3%	71.2%	70.1%	70.6%
Non-GAAP gross margin	70.9%	71.7%	70.7%	71.1%

GAAP total operating expenses	$575,582	$541,678	$1,119,263	$1,068,816
Stock-based compensation	(44,446)	(35,959)	(81,170)	(71,887)
Amortization of intangibles (1)	(875)	(879)	(1,738)	(1,746)
Restructuring and other charges (2)	357	123	357	300
Litigation settlement loss	(31,127)	—	(31,127)	—
Non-GAAP total operating expenses	$499,491	$504,963	$1,005,585	$995,483

GAAP income from operations	$147,046	$171,931	$301,181	$305,447
Stock-based compensation	47,028	37,860	85,816	75,595
Amortization of intangibles (1)	4,553	3,689	9,140	7,330
Restructuring and other charges (2)	(357)	(123)	(357)	(308)
Litigation settlement loss	31,127	—	31,127	—
Non-GAAP income from operations	$229,397	$213,357	$426,907	$388,064

GAAP operating margin	14.3%	17.2%	14.9%	15.7%
Non-GAAP operating margin	22.3%	21.3%	21.1%	19.9%

GAAP net income before provision for income taxes	$143,866	$171,589	$302,252	$306,213
Stock-based compensation	47,028	37,860	85,816	75,595
Amortization of intangibles (1)	4,553	3,689	9,140	7,330
Restructuring and other charges (2)	(357)	(123)	(357)	(308)
Litigation settlement loss	31,127	—	31,127	—
Non-GAAP net income before provision for income taxes	$226,217	$213,015	$427,978	$388,830

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY CONTINUED
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP provision for income taxes	$47,302	$59,775	$100,660	106,601
Tax impact on non-GAAP adjustments	(2,059)	(17,209)	(15,095)	(28,835)
Non-GAAP provision for income taxes	$45,243	$42,566	$85,565	$77,766

GAAP effective tax rate	32.9%	34.8%	33.3%	34.8%
Non-GAAP effective tax rate	20.0%	20.0%	20.0%	20.0%

GAAP net income	$96,564	$111,814	$201,592	$199,612
Stock-based compensation	47,028	37,860	85,816	75,595
Amortization of intangibles (1)	4,553	3,689	9,140	7,330
Restructuring and other charges (2)	(357)	(123)	(357)	(308)
Litigation settlement loss	31,127	—	31,127	—
Tax impact on non-GAAP adjustments	2,059	17,209	15,095	28,835
Non-GAAP net income	$180,974	$170,449	$342,413	$311,064

GAAP diluted net income per share	$1.28	$1.46	$2.68	$2.60
Non-GAAP diluted net income per share	$2.41	$2.22	$4.55	$4.05

Shares used in computing diluted net income per share	75,223	76,689	75,315	76,897

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    Restructuring and other charges recorded in gross profit and operating expenses primarily relate to severance costs or revisions to initial severance cost estimates.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces Second Quarter 2024 Results

ALIGN TECHNOLOGY, INC.
Q3 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	slightly below 16.5%
Stock-based compensation	~4.8%
Amortization of intangibles (1)	~0.5%
Non-GAAP operating margin	~21.8%

ALIGN TECHNOLOGY, INC.
FISCAL 2024 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	slightly below 16.0%
Stock-based compensation	~4.5%
Amortization of intangibles (1)	~0.4%
Litigation settlement (2)	~0.7%
Non-GAAP operating margin	above 21.4%

(1) Amortization of intangible assets related to certain acquisitions.
(2) Full-year impact of Q2'24 litigation settlement.

Refer to "About Non-GAAP Financial Measures" section of press release.